Foresters Investment Management Company, Inc.	T 212 855 8144
	40 Wall Street, 10th Floor			F 212 855 8119
	New York, NY 10005
						forestersfinancial.com






       March 11, 2016

VIA EDGAR

Securities and Exchange Commission
450 5th Street
Judiciary Plaza
Washington, D.C.  20549


Gentlemen:


	In accordance with the provisions of Section 17(g) of the Investment Company Act of 1940 and Rule 17g-1 promulgated thereunder, enclosed are the following documents covering our Joint Fidelity Bond with the ICI Mutual Insurance Company.1

	1.	Copy of the Investment Company Blanket Bond (Fidelity Bond)
from the ICI Mutual Insurance Company, covering the period January 12,
2016 to January 12, 2017.

	2.	"Insurance Agreement Among Insureds" as required by
Rule 17g-1(f).

	3.	Copy of the Resolutions that were approved by all the
Trustees at the Trustees' Meeting held on November 19, 2015 including a majority of those who are not "interested persons," regarding the amount, type, form and coverage of the Bond.

	4.	Statement indicating the amount of the single insured bond
which is required of each registered investment company as of September
30, 2015.

	5.	Statement as to the period for which premiums have been
paid.





1The ICI Mutual Joint Fidelity Bond provides $15,000,000 of our
$20,000,000 of joint fidelity bond coverage. A joint fidelity bond issued by St. Paul Travelers provides the first $5,000,000 of coverage.

Foresters Financial (TM) and Foresters (TM) are trade names and trademarks of The Independent Order of Foresters (a fraternal benefit society) and its subsidiaries, including Foresters Investment Management Company, Inc.












Securities and Exchange Commission    -2-                March 11, 2016


These documents are being filed on behalf of:

First Investors Equity Funds
(Equity Income, Global, Growth & Income, International, Opportunity, Real Estate, Select Growth, Special Situations and Total Return)

First Investors Income Funds
(Cash Management, Balanced Income Fund, Floating Rate, Fund For Income, Government, International Opportunities Bond, Investment Grade, Limited Duration High Quality Bond and Strategic Income)

First Investors Life Series Funds
(Cash Management, Balanced Income Fund, Equity Income, Fund For Income, Government, Growth & Income, International, Investment Grade, Limited Duration High Quality Bond, Opportunity, Real Estate, Select Growth, Special Situations and Total Return)

First Investors Tax Exempt Funds
(Tax Exempt Income, Tax Exempt Opportunities, California, Connecticut, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, and Virginia)

	Very truly yours,

	/s/Mary Carty
	Mary Carty
	Secretary
	First Investors Funds








    RESOLUTIONS - BOARD MEETING

    November 19, 2015


RESOLVED, that, with due consideration of all relevant factors including, but not limited to, the value of the aggregate assets of the funds to which any covered person may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the portfolios of each fund, it is the determination of the Trustees, including a majority of the Independent Trustees, that the renewals of the Joint Fidelity Bonds with Travelers and ICI Mutual, as presented to the Board, be and hereby are approved by the Board; and it was

FURTHER RESOLVED, that, taking into consideration all relevant factors in relation to the Joint Fidelity Bonds, including, but not limited to, the number of other parties named as insureds, the nature of the business activities of such other parties, the amount of the Joint Fidelity Bonds, the amount of the premiums for the Joint Fidelity Bonds, the ratable allocations of the premiums among all parties named as insureds, and the extent to which the share of the premiums allocated to each fund is less than the premium such fund would have to pay if it had provided and maintained a single fidelity bond, the portion of the premiums to be paid by each fund for the foregoing Joint Fidelity Bonds, as presented to the Board, are hereby approved; and it was

FURTHER RESOLVED, that, with due consideration of all relevant factors, it is the determination of the Trustees, including a majority of the Independent Trustees, that each fund's participation in the Joint
D&O/E&O Policies is in the best interests of the fund and that the renewals of the Joint D&O/E&O Policies, as presented to the Board, be and hereby are approved; and it was

FURTHER RESOLVED, that, with due consideration of all relevant factors, it is the determination of the Trustees, including a majority of the Independent Trustees, that the proposed allocations of the premiums for the Joint D&O/E&O Policies, as presented to the Board, are fair and reasonable to each fund in light of the amount of the premium that each insured would pay if it purchased and maintained a single D&O/E&O policy; and it was

FURTHER RESOLVED, that, with due consideration of all relevant factors, it is the determination of the Trustees, including a majority of the Independent Trustees, that each fund's participation in the IDL Policies is in the best interests of the fund and that the renewals of the IDL Policies, as presented to the Board, be and hereby are approved by the Board; and it was

FURTHER RESOLVED, that, with due consideration of all relevant factors, it is the determination of the Trustees, including a majority of the Independent Trustees, that the proposed allocations of the premiums for the IDL Policies, as presented to the Board, are fair and reasonable to each fund in light of the amount of the premium that each insured would pay if it purchased and maintained a single IDL policy; and it was









FURTHER RESOLVED, that the Officers of the funds are hereby authorized to execute on behalf of the funds the Joint Fidelity Bonds, the Joint D&O/E&O Policies and the IDL Policies, as well as the Agreement among the jointly insured parties regarding the allocation of premiums for and the share of recovery from the Joint Fidelity Bonds as required by Rule 17g-l(f) under the 1940 Act; and it was

FURTHER RESOLVED, that FIMCO is hereby directed to:

1.	File with the SEC within 10 days after receipt of an executed copy of each Joint Fidelity Bond, or amendment thereof, (i) a copy of the Bond,
(ii) a copy of each resolution of the Board, including a majority of Board members who are not "interested persons," approving the amount, type, form, coverage of each such Bond and the portion of the premium to be paid by each fund, (iii) a statement showing the amount of a single insured bond which each fund would have provided and maintained had it not been named as an insured under a Joint Fidelity Bond, (iv) a statement as to the period for which the premiums for such Bond have been paid, (v) a copy of each agreement between the funds and all other named insureds entered into pursuant to Rule 17g-l(f) under the 1940 Act, and (vi) a copy of any amendment to such agreement within 10 days after the execution of such amendment;

2.	File with the SEC, in writing, within five days after the making of a claim under a Joint Fidelity Bond by the fund, a statement of the nature and amount of claim thereof;

3.	File with the SEC, within five days of the receipt thereof, a copy of the terms of the settlement of any claim made under a Joint Fidelity Bond by the fund; and

4.	Notify by registered mail each member of the Board at his or her last known residence of (i) any cancellation, termination or modification of the Joint Fidelity Bond not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claim under the bond by the fund at the time the filings required under clauses 2 and 3 above are made, and (iii) the filing and proposed terms of settlement of any claim under a Bond by any other named insured within five days of the receipt of a notice from the fidelity insurance company.












INSURANCE AGREEMENT AMONG INSUREDS
REQUIRED BY RULE 17g-1 (f) - CONTINUED

(ICI Mutual Insurance Company)
First Investors Equity Funds (Equity Income, Global, Growth & Income, International, Opportunity, Real Estate, Select Growth, Special Situations and Total Return), First Investors Income Funds (Cash Management, Balanced Income Fund, Floating Rate, Fund For Income, Government, International Opportunities Bond, Investment Grade, Limited Duration High Quality Bond Fund, Strategic Income), First Investors Life Series Funds (Cash Management, Balanced Income Fund, Fund For Income, Government, Growth & Income, International, Investment Grade, Limited Duration High Quality Bond, Opportunity, Real Estate , Select Growth, Special Situations and Total Return), First Investors Tax-Exempt Funds (Tax Exempt Income, Tax Exempt Opportunities, California, Connecticut, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania and Virginia), all of which are registered management investment companies, together with First Investors Variable Annuity Fund A (Separate Account A), First Investors Life Level Premium Variable Life Insurance Separate Account B (Separate Account B), First Investors Life Variable Annuity Fund C (Separate Account C), First Investors Life Variable Annuity Fund D (Separate Account D), First Investors Separate Account E (Separate Account E), Foresters Financial Services, Inc., Foresters Financial Holding Company, Inc., Foresters Investment Management Company, Inc., Foresters Investor Services, Inc., Foresters Financial Profit Sharing Plan and Foresters Financial 401(k) Employee Savings Plan are named as insureds in a joint fidelity bond with the ICI Mutual Insurance Company. The Fidelity Bond with the ICI Mutual Insurance Company provides coverage for $15,000,000 for theft, misplacement and in transit losses. Pursuant to Rule 17g-1(f) of the Investment Company Act of 1940, each of the undersigned hereby agrees that in the event recovery









INSURANCE AGREEMENT AMONG INSUREDS
REQUIRED BY RULE 17g-1 (f) - CONTINUED

(ICI Mutual Insurance Company)
is received under said bond as a result of a loss sustained by any one of the registered management investment companies and one or more of the other named insureds, each such registered management investment company shall receive an equitable and proportionate share of the recovery, at least equal to the amount each would have received had single insured bonds, with minimum coverage as required by Rule 17g-1(f) of the Investment Company Act of 1940, been provided and maintained by each registered management investment company.

First Investors Equity Funds
(Equity Income, Global, Growth & Income, International, Opportunity, Real Estate, Select Growth, Special Situations and Total Return)

First Investors Income Funds
(Cash Management, Balanced Income Fund, Floating Rate, Fund For Income Government, International Opportunities Bond, Investment Grade, Limited Duration High Quality Bond and Strategic Income)

First Investors Life Series Funds
(Cash Management, Balanced Income Fund, Equity Income, Fund For Income, Government, Growth & Income, International, Investment Grade, Limited Duration High Quality Bond, Opportunity, Real Estate, Select Growth, Special Situations and Total Return)

First Investors Tax Exempt Funds
(Tax Exempt Income, Tax Exempt Opportunities, California, Connecticut, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, and Virginia)








			FIRST INVESTORS FUNDS


ATTEST:


/s/ Carol Lerner Brown			BY:  /s/ William M. Lipkus
Carol Lerner Brown		        William M. Lipkus
Assistant Secretary		        President



			FIRST INVESTORS SEPARATE ACCOUNTS


ATTEST:


/s/ Carol Lerner Brown          	BY:	/s/ Carol E. Springsteen
Carol Lerner Brown, Secretary	        Carol E. Springsteen, President
Foresters Life Insurance 		Foresters Life Insurance
 and Annuity Company			 and Annuity Company



			FORESTERS INVESTMENT MANAGEMENT COMPANY, INC.


ATTEST:


/s/ Carol Lerner Brown			BY:	/s/ William M. Lipkus
Carol Lerner Brown			William M. Lipkus
Secretary				Chairman



			FORESTERS FINANCIAL SERVICES, INC.


ATTEST:


/s/ Carol Lerner Brown    		BY:	/s/ Larry Noyes
Carol Lerner Brown			Larry Noyes
Assistant Secretary			President





			FORESTERS INVESTOR SERVICES, INC.

ATTEST:


/s/ Carol Lerner Brown    		BY:	/s/ Gregory Walter
Carol Lerner Brown			Gregory Walter
Secretary			        Senior Vice President



			As of January 12, 2016
	Dated this 11th day of March, 2016, in New York, NY




			ICI MUTUAL INSURANCE COMPANY

  			STATEMENT AS TO THE PERIOD FOR WHICH

			PREMIUMS HAVE BEEN PAID



      The premiums for the Fidelity Bond for the ICI Mutual Insurance Company for the period January 12, 2016 to January 12, 2017 have been paid in full.







								Page 1


			ICI MUTUAL INSURANCE COMPANY
			JANUARY 12, 2016 - JANUARY 12, 2017

			STATEMENT SHOWING THE AMOUNT OF SINGLE
		INSURED BOND REQUIRED OF EACH REGISTERED INVESTMENT
			COMPANY AS OF SEPTEMBER 30, 2015


REGISTERED INVESTMENT COMPANY 				  BOND REQUIRED
 						           (Thousands)

First Investors Equity Funds	                             $2,500
       First Investors Equity Income Fund
       First Investors Global Fund
       First Investors Growth & Income Fund
       First Investors International Fund
       First Investors Opportunity Fund
       First Investors Real Estate Fund
       First Investors Select Growth Fund
       First Investors Special Situations Fund
       First Investors Total Return Fund

First Investors Income Funds	                             $1,700
       First Investors Cash Management Fund
       First Investors Floating Rate Fund
       First Investors Fund For Income
       First Investors International Opportunities Bond Fund
       First Investors Government Fund
       First Investors Investment Grade Fund
       First Investors Limited Duration High Quality Bond Fund
       First Investors Strategic Income Fund

First Investors Tax Exempt Funds			     $1,250
       First Investors Tax Exempt Income Fund
       First Investors Tax Exempt Opportunities Fund
       First Investors California Tax Exempt Fund
       First Investors Connecticut Tax Exempt Fund
       First Investors Massachusetts Tax Exempt Fund
       First Investors Michigan Tax Exempt Fund
       First Investors Minnesota Tax Exempt Fund
       First Investors New Jersey Tax Exempt Fund
       First Investors New York Tax Exempt Fund
       First Investors North Carolina Tax Exempt Fund
       First Investors Ohio Tax Exempt Fund
       First Investors Oregon Tax Exempt Fund
       First Investors Pennsylvania Tax Exempt Fund
       First Investors Virginia Tax Exempt Fund



								Page 2

	STATEMENT SHOWING THE AMOUNT OF SINGLE
INSURED BOND REQUIRED OF EACH REGISTERED INVESTMENT
COMPANY AS OF SEPTEMBER 30, 2015 - Continued


REGISTERED INVESTMENT COMPANY				 BOND REQUIRED
					                  (Thousands)

First Investors Life Series Funds			    $1,250
       First Investors Cash Management Fund
       First Investors Equity Income Fund
       First Investors Fund For Income
       First Investors Government Fund
       First Investors Growth & Income Fund
       First Investors International Fund
       First Investors Investment Grade Fund
       First Investors Limited Duration High Quality Bond Fund
       First Investors Opportunity Fund
       First Investors Real Estate
       First Investors Select Growth Fund
       First Investors Special Situations Fund
       First Investors Total Return Fund